SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1301 2nd Avenue, Suite 3200
Seattle, WA  98101
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 8, 2011 Dendreon Corporation (the “Company”) increased the size of its board of directors from ten to eleven members, and elected Dennis M. Fenton as a new director, as announced in the press release attached hereto as Exhibit 99.1. Dr. Fenton, age 60, previously held numerous positions from 1982 to 2008 at Amgen, Inc., a biotechnology company, including executive roles in process development, manufacturing, sales and marketing and research and development.  From 2000 until 2008, Dr. Fenton was executive vice president responsible for worldwide operations, manufacturing, process development and quality. From 1995 until 2000, Dr. Fenton was senior vice president of operations, and from 1992 until 1995, he was senior vice president of sales, marketing and process development.  Prior to his time at Amgen, Inc., Dr. Fenton served as senior research scientist at Pfizer, Inc., and previously was a research associate and graduate student at Rutgers University.  Dr. Fenton currently serves as a member of the board of directors at XenoPort, Inc., a publicly traded biopharmaceutical company, and also at Genelux Corporation, a biomedical company, Napo Pharmaceuticals, Inc., a pharmaceutical company, and Kythera Biopharmaceuticals, Inc., a biopharmaceutical company.  He received his B.S. in Biology from Manhattan College and his Ph.D. in Microbiology from Rutgers University.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

99.1	Dendreon Corporation press release dated November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and
Date: November 8, 2011		Assistant Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Dendreon Corporation press release dated November 8, 2011.